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                                                                    EXHIBIT 23.2
                                                                    ------------


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 28, 1994, except for Note 13, as to which the date is August 11, 1995, appearing on page F-3 of PerSeptive Biosystem's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP


Boston, Massachusetts
March 21, 1997